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                                                                    EXHIBIT 10.1

                         FIRST AMENDMENT TO CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

            This First Amendment to Convertible Preferred Stock Purchase Agreement ("Amendment") is made and entered into as of the 7th day of May, 1999, by and between ALTRIS SOFTWARE, INC. (the "Company"), a California corporation, and FINOVA MEZZANINE CAPITAL INC. f/k/a Sirrom Capital Corporation d/b/a Tandem Capital (the "Purchaser"), a Tennessee corporation.

                              W I T N E S S E T H:

            WHEREAS, the Purchaser and the Company have previously executed that Convertible Preferred Stock Purchase Agreement dated June 27, 1997 (the "Purchase Agreement"; capitalized terms used herein that are not otherwise defined shall have the meaning set forth in the Purchaser Agreement);

            WHEREAS, the Purchaser and the Company wish to amend the Purchase Agreement and to evidence the consent of the Purchaser to certain actions proposed by the Company;

            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

            1. The Purchaser hereby consents to the Company and its affiliates entering into certain transactions (the "Spescom Transactions") proposed by the Company to be closed, in all material respects, as described in (i) that Agreement (the "Restructuring Agreement") among Spescom Limited, Spescom CIT
(Pty) Limited, Altris Software, Inc., Altris Software Limited, Altris International Limited and Altris Group PLC (draft 5/4/99), (ii) that Shareholders Agreement among Spescom Electronics Limited, Altris Software, Inc. and Altris Software Limited (draft 5/4/99), and (iii) that Agreement between Altris Software, Inc. and Altris Software Limited (draft 5/4/99). Such consent is given, and any contrary provision waived, under the Operative Documents, the "Operative Documents" as such term is defined in the Debenture Purchase Agreement dated June 27, 1999 between the Purchaser and the Company, as amended by the First Amendment dated November 1, 1998, and by the Second Amendment of even date herewith, and the Security Agreement dated January 22, 1997 between the Purchaser and the Company. In accordance with Section 4.1.3 of the Restructuring Agreement, the Purchaser further hereby (a) confirms that it has no lien or encumbrance on any of the assets of Altris Software Limited, Altris Group PLC or Altris International Limited and (b) consents to the pledge in favor of Spescom Limited by Altris Group PLC of its 40% shareholdings to be held by
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it after giving effect to the Spescom Transactions in order to secure the obligations of the Company and Altris Group PLC to the purchaser.

            2. The Purchase Agreement is hereby amended by deleting the Conversion Price of "$6.00" and inserting in its place the figure "$1.90" in line 11 of Section 1.1 and in line 2 of Section 7.1.

            3. The Purchase Agreement is hereby amending the table in Section
1.4 to provide an exercise price for the issuance dates scheduled for the third and fourth anniversaries of the Closing Date equal to One and 90/100 Dollars ($1.90). Exhibit A-3 to the Purchase Agreement is hereby similarly modified in
Section 2 thereof.

            4. The Company hereby represents and warrants to the Purchaser that all of the representations made in Section 2 of the Purchase Agreement are true and correct as of the date hereof, except as otherwise disclosed in the Company's Annual Report or Form 10-K for the year ended December 31, 1998 and as modified or supplemented by Schedule 4-2 attached hereto and incorporated herein by this reference and except for such non-material matters that have occurred since the date of the Purchase Agreement in the ordinary course of business.

            5. The Company warrants and represents that its execution, delivery and performance hereof and of all documents required herein have been duly authorized by all necessary corporate action and do not (i) violate or conflict with the Company's corporate charter or bylaws, (ii) violate any applicable law or regulation, (iii) violate any order, writ, judgment or decree by which the Company or any of its assets are bound, or (iv) violate, constitute a breach of, or occasion any rights or remedies under any other loan agreement, lease, indenture or other agreement by which the Company or any of its assets are bound.

            6. As modified and amended hereby, the Operative Documents shall remain in full force and effect. The Company warrants and represents that (a) the Operative Documents are valid, binding and enforceable against the Company according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, (b) the security interests previously granted in the Operative Documents remain perfected and continue to secure the Obligations with the priority required by the Operative Documents, and (c) no default or Event of Default presently exists under the Operative Documents and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or Event of Default. The Company further acknowledges that the Company's obligations evidenced by the Operative Documents are not subject to any counterclaim, defense or right of setoff, and the Company hereby releases the Purchaser and its officers, directors, agents and attorneys from any claim, known or unknown, that the Company may have against any or all of them as of the execution of this Amendment. In this regard, the Company acknowledges that the Company is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:
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            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Company hereby waives and relinquishes all rights and benefits which it has or may have under any provision of applicable law that is to the same effect as the above Section 1542.

Notwithstanding the foregoing, this release shall not affect the future obligations of the Purchaser set forth in the Operative Documents.

            7. Concurrently with the execution of this Amendment, the Company shall pay all of the fees and expenses of the Purchaser and its counsel in connection with this Amendment and all previously billed fees and expenses that remain unpaid.

            8. Concurrently with the execution of this Amendment, the Company shall deliver to the Purchaser the following executed documents:

            (a) This Agreement.

            (b) Second Amendment to Debenture Purchase Agreement.

            (c) Certified copy of resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement and all related documents.

            (d) Opinion letter issued by the Company's outside counsel, addressing such customary matters as the Purchaser may reasonably require.

            (e) Closing Statement evidencing the payment by the Company of all expenses due from Purchaser.

            9. (a) The Purchaser represents and warrants to the Company that the Purchaser is the holder of record and beneficially of 3,000 shares of the Company's Series D Convertible Preferred Stock, free and clear of any liens, charges, security interests or encumbrances. Immediately following the closing of the Spescom Transactions, the Company shall cause to be filed with the Secretary of State of the State of California the Certificate of Determination of Series E Convertible Preferred Stock substantially in the form attached hereto as Exhibit A. Immediately following the filing of such Certificate of Determination of Series E Convertible Preferred Stock, and in any event on or before May 21, 1999, the Company shall issue 3,000 shares of Series E
Convertible Preferred Stock to the Purchaser in exchange for the 3,000 shares of the Company's Series D Convertible Preferred Stock owned of record and beneficially by the Purchaser, and the Purchaser shall surrender for cancellation the stock certificate representing the 3,000 shares of Series D Convertible Preferred Stock held by the
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Purchaser upon receipt of the stock certificate representing the 3,000 shares of
Series E Convertible Preferred Stock to be issued in exchange therefor. The Company shall deliver to the Purchaser with such new shares an opinion letter issued by the Company's outside counsel confirming such customary matters with respect to the new shares as the Purchaser may require. The Purchaser hereby represents and warrants to the Company that all of the representations made in
Section 3 of the Purchase Agreement are true and correct, as of the date hereof and are hereby made in connection with the issuance to Purchaser of the Company's Series E Convertible Preferred Stock in consideration for its shares of the Company's Series D Convertible Preferred Stock.

            (b) In connection with the issuance to Purchaser of the Series E Convertible Preferred Stock and shares of the Company's common stock, no par value, issuable upon conversion thereof pursuant to the Purchase Agreement and this Amendment, the Purchaser further represents and warrants to the Company that the Purchaser has a preexisting business relationship with the Company, and by reason of the Purchaser's business or financial experience or the business or financial experience of its professional advisors, which advisors are unaffiliated with and are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, the Purchaser has the capacity to protect its own interests in connection with the transaction.

            (c) Wherever appropriate to make such definitions consistent with the exchange of Series D Convertible Preferred Stock for Series E Convertible Preferred Stock, the definition in the Purchase Agreement of "Convertible Preferred Stock" shall be deemed to include the shares of Series E Convertible Preferred Stock exchanged for the Purchaser's shares of Series D Convertible Preferred Stock and the definition of "Certificate of Determination" shall be deemed to include the Certificate of Determination for the Series E Convertible Preferred Stock.

            10. Concurrently with the execution and delivery of this Agreement, the Purchaser and the Company shall execute and deliver the Release Agreement in the form of Exhibit B attached hereto.

            11. This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.


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            Executed as of the date stated above.


                                       ALTRIS SOFTWARE, INC.


                                       By:______________________________________

                                       Title:___________________________________


                                       FINOVA MEZZANINE CAPITAL INC.
                                       formerly known as
                                       Sirrom Capital Corporation and
                                       formerly doing business as Tandem Capital


                                       By:______________________________________

                                       Title:___________________________________